UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 9, 2008 (January 7, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2425 Olympic Boulevard
3rd Floor
Santa Monica, California		90404

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (310) 315-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indemnification Agreements with Officers and Directors
On January 8, 2008, the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”) approved a form of Indemnification Agreement to be entered into by the Company with its newly and recently appointed directors and officers. The form of Indemnification Agreement has been modified to an extent from the form of agreement utilized with respect to the Resigning Directors (as defined in the response to Item 5.02 hereof), which was previously filed with the Securities and Exchange Commission (“SEC”) on November 15, 2007 on a current report on Form 8-K. The Company’s Board may from time to time authorize the Company to enter into additional indemnification agreements with future directors, officers and other employees.
On January 8, 2008, the Company entered into this form of indemnification agreements with the following persons: Stephen H. Gordon, the Company’s Chairman and Chief Executive Officer, David S. DePillo, Vice-Chairman and President, Thea K. Stuedli, Executive Vice President and Chief Financial Officer, Richard A. Sanchez, Director, Executive Vice President and Chief Administrative Officer, Donald E. Royer, Executive Vice President and General Counsel, Ronald J. Nicolas, Jr., Executive Vice President and Director of Corporate Development and each of the following non-employee directors of the Company: John C. Loring, Barney R. Northcote, Mark E. Schaffer and Robert J. Shackleton (collectively, the “Indemnitees”).
The Company’s Amended and Restated Bylaws require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by Nevada General Corporation Law. The Indemnification Agreements provide for the indemnification of and the advancing of expenses to the Indemnitees to the fullest extent permitted by law and as set forth in the Indemnification Agreements, and, to the extent insurance is maintained, for the continued coverage of the Indemnitees under the Company’s directors’ and officers’ liability insurance policies and fiduciary liability policies.
The foregoing summary description of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment and Departure of Directors
On January 9, 2008, the Company issued a press release and announced the appointment of five new members to the Company’s Board on January 7, 2008, effective January 8, 2008. The new appointees, John C. Loring, Barney R. Northcote, Richard A. Sanchez, Mark E. Schaffer and Robert J. Shackleton (the “New Directors”) replaced the outgoing directors Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld, Dickinson C. Ross and James A. McIntyre (the “Resigning Directors”), who resigned from the Company’s Board effective January 8, 2008. Messrs. Hayes, Lewis and Mayerfeld will continue to serve as directors of Fremont Investment & Loan (“FIL”), the Company’s wholly owned banking subsidiary, until the New Directors are approved to be appointed by FIL’s banking regulators, as to whom application has been made.
A biography of each of the New Directors is included below:

John C. Loring – Mr. Loring (63) has served as Chairman and President of newAX, Inc., an investment company, since 2005. Prior to this position, he worked as an attorney between 1971 and 2006, principally representing institutional holders of debentures issued by troubled public companies. In addition, during the period 1991 through 2005, Mr. Loring served as Chairman of Astrex, Inc., an entity that distributed electronic components. He served as Vice Chairman of the Board of GalVest, Inc., an oil and gas producer, from 1988 to 1994. Mr. Loring served as a director for Geauga Savings Bank between 1989 and 2007, Weatherford International, Inc., an oil and gas well service company, from 1992 to 1994, American Savings and Loan from 1992 to 1993, Guardian Bancorp, Inc. from 1995 to 1996, and Fleet Aerospace, Inc., a manufacturer of aerospace components from 1995 to 1996. From 2003 to 2007, Mr. Loring was a Managing Member of Plan Vest LLC, an entity that engaged in real estate transactions. Mr. Loring holds a J.D. from the University of Wisconsin.
Barney R. Northcote – Mr. Northcote (66) served as a director of Commercial Capital Bancorp, Inc. (“CCBI”) between August 2002 and October 2006, and he served as a director of Commercial Capital Bank (“CCB”) between 1987 and October 2006. Mr. Northcote was a founding shareholder of CCB when it was known as Mission Savings and Loan Association (“Mission”). Mr. Northcote was Chairman of the Nominating Committee and served as a member of the Audit Committee, Directors Loan Committee and the Compensation Committee of CCBI. Prior to founding Mission in 1985, Mr. Northcote was a founding shareholder and director of Riverside Thrift and Loan from 1976 until the institution was sold in 1986. In 1965, Mr. Northcote formed Northcote, Inc., a trucking and building materials company.
Richard A. Sanchez – Mr. Sanchez (51) has served as Executive Vice President and Chief Administrative Officer of the Company since November 2007 and as the Executive Vice President and Chief Administrative Officer of FIL since December 2007. Prior to his positions with the Company and FIL, Mr. Sanchez served as both a bank executive and banking regulator. From 2002 through 2006, he served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for CCBI and CCB and was a director of both for the one-year period preceding CCBI’s sale to Washington Mutual, Inc. Mr. Sanchez was responsible for corporate risk management and government relations, as well as policy development and review. From 1993 to 2002, Mr. Sanchez was Deputy Regional Director for the Western regional office of the Office of Thrift Supervision (“OTS”). In this capacity, Mr. Sanchez planned and directed the examination and supervision of 85 insured financial institutions with total assets over $300 billion. Mr. Sanchez was the recipient of Treasury Secretary Awards in 1994 and 1996 in connection with the resolution of troubled thrifts at no cost to the Resolution Trust Corporation or SAIF insurance fund. Mr. Sanchez supervised six assistant directors and a staff of approximately 100 professionals located in San Francisco, Seattle and Southern California. Mr. Sanchez spent the ten previous years at the OTS or its predecessor agency in various capacities, which included assistant director with supervisory responsibilities for both problem institutions and large institution groups.
Mark E. Schaffer – Mr. Schaffer (66) has served as managing director of Shamrock Capital Advisors, Inc.’s Real Estate Group and its Genesis Fund since February 2004. Shamrock Capital Advisors, Inc. is the investment advisor affiliate of Shamrock Holding, Inc., the investment vehicle for the Roy E. Disney family. Mr. Schaffer also served as director of CCB from March 2003 until October 2006 and served as a director of CCBI from February 2004 until October 2006. Mr. Schaffer was Chairman of the Directors Legal Committee and served as a member of the Audit Committee and Directors Loan Committee of CCBI. From July 1999 until February 2004, Mr. Schaffer worked as a management consultant for a private real estate company. He has previously served as a president of Lowe Enterprises Realty Services, where he administered an $800 million portfolio of commercial, industrial, and residential assets. Mr. Schaffer started his career with Tuttle & Taylor, a Los Angeles based law firm specializing in real estate and corporate law, where he became the managing partner of the firm. Mr. Schaffer holds a J.D. from the University of Southern California.
Robert J. Shackleton – Mr. Shackleton (71) served as director of CCBI between February 2001 and October 2006, and served as a member of the Compensation Committee of CCBI. From 1961 to 1997, Mr. Shackleton was an accountant with KPMG LLP, an accounting firm, where he attained the position partner-in-charge of the Orange County audit and professional practice department and SEC reviewing partner. Mr. Shackleton served as president of the California State Board of Accountancy in 1996 and 1997.
There are no arrangements or understandings between the non-employee directors, employee directors and any other persons pursuant to which they were appointed directors. There are no current or proposed transactions in which the new appointees or any member of their immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K. All of the appointed non-employee directors meet the independence criteria set forth in the Company’s Guidelines on Significant Governance Issues and applicable rules of the SEC and listing standards of the New York Stock Exchange (“NYSE”).
Committee Appointments
The New Directors named to serve on the committees of the Company’s Board are as follows:
(i)	the Audit Committee of the Company Board will be comprised of Mr. Shackleton, as Chairman, Mr. Northcote and Mr. Schaffer (the Board has determined that Mr. Shackleton is financially literate and qualifies as an audit committee financial expert as defined by the SEC and that he has accounting or related financial management experience);

(ii)	the Compensation Committee of the Company Board will be comprised of Mr. Northcote, as Chairman, Mr. Shackleton and Mr. Schaffer;

(iii)	the Governance and Nominating Committee of the Company Board will be comprised of Mr. Shackleton, as Chairman, Mr. Loring and Mr. Northcote; and

(iv)	the Legal Committee of the Company Board will be comprised of Mr. Schaffer, as Chairman, Mr. Loring and Mr. Sanchez.
Compensation of Non-Employee Directors
On January 8, 2008, the Company’s Board approved modifications to the compensation to be paid to non-employee directors based on recommendations from the Compensation Committee of the Board. The Board believes the total compensation is commensurate with other similarly situated public companies and aligns director and shareholder interests. The new compensation program for non-employee directors became effective on January 8, 2008, and includes the following components:
          Annual Retainer. Non-employee directors will be paid an annual retainer of $40,000 for service on the Board, plus an additional retainer of $30,000 for service on any Board committees, for a combined total annual retainer not to exceed $70,000.
          No Company Board Meeting Fees. Non-employee directors will not be paid a meeting fee for participation in meetings of the Board. Previously, members of the Board received $1,500 per meeting. The Company reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with their services to attend meetings of the Board and its committees.

          Restricted Stock Grants. Non-employee directors will receive awards of restricted shares of the Company’s common stock. The number of shares will be determined by dividing the product ($100,000) by the closing price of the Company’s common stock as reported on the NYSE on the date of grant. Each award will have a two year term. Restrictions on the shares will be released at a rate of 50% per year beginning on January 8th of the year following the grant of the award, provided the director is still serving on the Board on the vesting date.
          Based upon the foregoing, the Company granted an award of 33,223 restricted shares ($100,000 divided by $3.01 per share, the closing price of the Company’s common stock on the NYSE on such date) of Company common stock on January 8, 2008 (the “grant date”) to each of the Company’s non-employee directors: Messrs. Loring, Northcote, Shackleton, and Schaffer. The restricted share awards were granted pursuant to the Company’s shareholder approved 2006 Performance Incentive Plan (“Equity Plan”), a copy of which was previously filed as Exhibit I to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2006, and terms of a Restricted Stock Agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, and are incorporated herein by reference. The shares awarded to the non-employee directors include dividend rights and tax withholding rights on their restricted stock awards granted under the Equity Plan.
FIL Board of Directors Meeting Fees
Non-employee directors who also serve on the board of directors of FIL, will be paid a $2,000 per meeting fee for participation in meetings of the board of directors, not to exceed $24,000 annually. This amount remains unchanged.
The full text of the Press Release issued that announces the appointment of the New Directors to the Company’s Board and the resignation of the Resigning Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure.
On January 9, 2008, the Company issued a press release (“Press Release”) announcing the appointment to the Company’s Board of Directors of John C. Loring, Barney R. Northcote, Richard A. Sanchez, Mark E. Schaffer and Robert J. Shackleton and the resignation of Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld, Dickinson C. Ross and James A. McIntyre from the Company’s Board. The Company also announced that The Board of Directors set the date of the Company’s combined 2007 and 2008 Annual Meeting of Shareholders (the “2007/2008 Annual Meeting”) on April 16, 2008, which will be held at a time and place to be announced in the Company’s notice of annual meeting and proxy statement, and the record date of March 5, 2008 for those that will be entitled to vote at the 2007/2008 Annual Meeting or any adjournment thereof. The Company’s Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information referenced in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

Exhibit 10.1	Form of Indemnification Agreement for directors and officers entered into with the Company on January 8, 2008

Exhibit 99.1	Press Release of Fremont General Corporation, dated January 9, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION

Date: January 9, 2008

	By:	/s/ Stephen H. Gordon
Name: Stephen H. Gordon
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Form of Indemnification Agreement for directors and officers entered into with the Company on January 8, 2008

Exhibit 99.1	Press Release of Fremont General Corporation, dated January 9, 2008